UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 26, 2013

ViaSat, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21767	33-0174996
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6155 El Camino Real

Carlsbad, California 92009

(Address of Principal Executive Offices, Including Zip Code)

(760) 476-2200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2013, the Board of Directors (the “Board”) of ViaSat, Inc. (the “Company”) approved the following:

Appointment of Robert Bowman as a Director of the Company

Mr. Bowman was appointed as a director of the Company and will serve as a Class II director. He will stand for election at the Company’s 2013 Annual Meeting of Stockholders. The Board also appointed Mr. Bowman as a member of its Corporate Governance, Nomination and Evaluation Committee. With the appointment of Mr. Bowman, the Board now consists of seven members, six of whom are independent directors.

Mr. Bowman serves as President and Chief Executive Officer of Major League Baseball Advanced Media, L.P., which manages the interactive and internet rights for Major League Baseball, a position he has held since its inception in 2000. Prior to joining MLB Advanced Media, Mr. Bowman was President and Chief Operations Officer of ITT Corporation from 1995 to 2000, where he previously served as Chief Financial Officer from 1991 to 1995. Mr. Bowman served as Treasurer of the State of Michigan from 1983 to 1990, overseeing its tax policy and collection and the state’s pension fund. Mr. Bowman currently serves as President of the Michigan Education Trust and as a member of the board of directors of Take-Two Interactive Software, Inc.

Mr. Bowman will be compensated under the Company’s non-employee director compensation policy as in effect from time to time, as most recently described in the Company’s 2012 proxy statement filed with the Securities and Exchange Commission on July 23, 2012. Mr. Bowman will also enter into the Company’s standard form of director and officer indemnification agreement.

Compensation Package for Bruce Dirks as Chief Financial Officer

In connection with his previously announced appointment as Chief Financial Officer, Mr. Dirks will receive an annual base salary of $420,000, the opportunity to earn an annual performance bonus based on Company and individual performance, with the amount of the bonus targeted at 50-75% of his base salary, and a relocation bonus not to exceed $100,000. Mr. Dirks is also entitled to receive a grant of 8,000 restricted stock units and options to purchase 25,000 shares of the Company’s common stock. The options and restricted stock units will vest 25% annually over a four-year period. Mr. Dirks will also enter into the Company’s standard form of director and officer indemnification agreement and standard form of change in control severance agreement, as described in the Company’s 2012 proxy statement filed with the Securities and Exchange Commission on July 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2013	ViaSat, Inc.

	By:	/s/ Paul Castor
Paul Castor
Associate General Counsel